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                                                                   EXHIBIT 10.39

                           Non-Competition Agreement

     This NON-COMPETITION AGREEMENT (this "Agreement") is entered into as of November 30, 1999 by and among Neil Sirkin ("Shareholder"), the shareholder of ASH Corp., a Mississippi corporation (the "Company"), Nutrition For Life International, Inc., a Texas corporation ("Buyer"), and its wholly-owned subsidiary Bactolac Pharmaceutical Inc., a Delaware corporation ("BPI").

                                   RECITALS

     A. This Agreement is entered into in connection with the acquisition by Buyer of the Company pursuant to that certain Agreement and Plan of Merger dated October 25, 1999 by and among Buyer, Advanced Nutraceuticals, Inc. ("ANI"), AC Acquisition Company, the Company and the Shareholder of the Company named therein, as amended on November 24, 1999, which included the addition of BPI as a party (the "Merger Agreement").

     B. Pursuant to the Merger Agreement, among other things, the Company shall be merged (the "Merger") with and into BPI (sometimes referred to herein as, the "Surviving Corporation") and the Shareholder shall receive shares of preferred stock, par value $.001 per share, of the Buyer.

     C. Shareholder has agreed to execute and deliver this Agreement and to be bound by its terms (i) to induce Buyer, ANI and BPI to complete the Merger, (ii) with the intention of causing the effective preservation of the goodwill of the Surviving Corporation unimpaired, and (iii) to provide assurance to Buyer, ANI and BPI that Shareholder will take no action that could frustrate or interfere with such preservation or otherwise impair such goodwill.

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing facts and such other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

     1. Shareholder hereby covenants to and agrees with the Buyer and BPI that, except as otherwise expressly provided in this Agreement or consented to, approved or otherwise permitted by the board of directors of Buyer or the Surviving Corporation in writing, for the period ending the later of (i) four
(4) years from the date hereof, or (ii) one (1) year following the termination of Shareholder's employment or consulting relationship with Buyer or the Surviving Corporation, Shareholder shall not, directly or indirectly, acting alone or as a member of a partnership or other business entity or as a holder of any security (including debt securities) of any class (other than as a holder of less than two percent (2%) of the outstanding amount of any security listed on a national securities exchange or designated as a National Market System security by the National Association of Securities Dealers, Inc.), or as an officer, director, partner, employee, consultant, agent or representative of any corporation or other business entity;

         (a) engage, within any county or other political subdivision of any other state of the United States of America or in any foreign country in the Nutritional Supplement Business (as
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hereinafter defined) or in any business, trade or other enterprise substantially similar to, or directly or indirectly in competition with, the Nutritional Supplement Business conducted by the Buyer or the Surviving Corporation, during the term hereof, extend to or assist in arranging credit to establish or conduct any such business or to acquire all or any portion of any such business or permit Shareholder's name, reputation or affiliations to be used in connection with any such business. For the purposes hereof, the "Nutritional Supplement Business" shall mean the cultivation, gathering, preparation, processing, trading, manufacture, distribution, marketing or selling (whether at wholesale or retail, by any method or means) of vitamins, minerals or other nutritional supplements, whether for humans or animals, or the ingredients therein or therefor;

          (b) disclose to any person, firm, corporation, association or other entity any confidential or proprietary information pertaining to the organization or business conducted by the Buyer or Surviving Corporation at any time;

          (c) request, induce or attempt to influence any person who is or was a customer or supplier of the Buyer, the Surviving Corporation or the Company to limit, curtail or cancel its business with the Buyer or the Surviving Corporation; or

          (d) request, induce or attempt to influence any current or future officer, director, employee, consultant, agent or representative of the Buyer or Surviving Corporation to (i) terminate his, her or its employment or business relationship with the Buyer or Surviving Corporation; (ii) commit any act that, if committed by Shareholder, would constitute a breach of any provision hereof; or (iii) hire any such person.

Provided, however, that such period set forth in this paragraph 1 shall be
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extended by and for the duration of any period of time during which Shareholder is in violation of any provision of this Agreement and, provided, further, that
                                                        --------  -------
such period shall not apply to subparagraph (b) above, which shall remain in effect indefinitely. The provisions of clauses (a), (b), (c) and (d) above are separate and distinct commitments independent of each of the other such clauses. Shareholder agrees that the Buyer and Surviving Corporation have no adequate remedy at law for any breach or threatened or attempted breach by Shareholder of the covenants and agreements set forth in this Paragraph 1 and, accordingly, Shareholder also agrees that the Buyer or Surviving Corporation may, in addition to the other remedies that may be available to it under this Agreement, under the Merger Agreement or at law, be entitled to an injunction without bond temporarily or permanently enjoining Shareholder from breaching or threatening or attempting any such breach of such covenants and agreements; and for purposes of any such proceeding in equity, it shall be presumed that the remedies at law available to the Buyer or Surviving Corporation would be inadequate and that they would suffer irreparable harm as a result of the violation of any provision hereof by Shareholder. The prevailing party or parties in any proceeding in equity or at law commenced in respect of this Agreement shall be entitled to recover from the other party or parties to such proceeding all reasonable fees, costs and expenses (including reasonable fees and disbursements of counsel) incurred in connection with such proceeding and any appeals therefrom.

     2. The Buyer, BPI and Shareholder agree that if the scope of the covenant set forth in Paragraph 1 hereof is deemed by any court to be overly broad, the court may reduce the scope thereof to that which it deems reasonable under the circumstances. If any one or more provisions hereof are held to be invalid or unenforceable, the validity and enforceability of the remaining provisions shall not be affected hereby.

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     3.  The covenants and agreements of Shareholder hereunder are independent of the covenants, representations, warranties and agreements of all the parties to the Merger Agreement under the Merger Agreement, and no default, breach or failure to perform by any party to the Merger Agreement shall constitute an excuse or other justification for Shareholder to fail to observe fully Shareholder's covenants and agreements hereunder. No course of dealing between or among the Buyer, Surviving Corporation and Shareholder and no delay by the Buyer or Surviving Corporation in exercising any right, power or remedy hereunder, in equity or at law shall constitute a waiver of, or otherwise prejudice, any such right, power or remedy.

     4. This Agreement (i) constitutes the entire agreement and supersedes all prior and contemporaneous agreement and understandings, both written and oral, between the parties hereto with regard to the subject matter hereof, (ii) is not intended to confer upon any other person any rights or remedies hereunder or with respect to the subject matter hereof and (iii) shall inure to the benefit of and be enforceable by the Buyer and Surviving Corporation and their successors and assigns. All notices and other communications under or in connection with this Agreement shall be given and deemed effective in the manner set forth in Section 13.7 of the Merger Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above set forth.

     SHAREHOLDER:
                              ---------------------------------------
                              NEIL SIRKIN


     BUYER:                   NUTRITION FOR LIFE INTERNATIONAL, INC.,
                              a Texas corporation

                              By:____________________________________
                                 Name:_______________________________
                                 Title:______________________________


     BPI (and after the       BACTOLAC PHARMACEUTICAL INC.,
     Merger, SURVIVING        a Delaware corporation
     CORPORATION):
                              By:____________________________________
                                 Name:_______________________________
                                 Title:______________________________

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